Exhibit 10.1

Ponce Financial Group, Inc.

2023 LONG-TERM INCENTIVE PLAN

Section 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Ponce Financial Group, Inc. 2023 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, consultants and Non-Employee Directors of Ponce Financial Group, Inc., a stock holding company (the “Company”) and its Subsidiaries, including Ponce Bank (the “Bank”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company except in no case shall the Ponce De Leon Foundation be considered an Affiliate.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination of an Employee by the Company, a Subsidiary or an Affiliate, that such termination is for “Cause” as such term (or term of like import) is expressly defined in a then-effective written employment or other agreement between the Employee and the Company, Subsidiary or Affiliate. In the absence of such then-effective written agreement and definition, “Cause” means, unless otherwise specified in the applicable Award Agreement, with respect to an Employee:

(a)
a material breach by the Employee of the Employee’s duties and obligations or agreements with the Company, Subsidiary or Affiliate that remains uncured following 30 days’ prior written notice from the Company, Subsidiary or Affiliate to the Employee identifying in reasonable detail the nature of any such material breach, including but not limited to gross negligence in the performance of his or her duties and responsibilities;
(b)
willful misconduct by the Employee that in the reasonable determination of the Board or Committee has caused or is likely to cause material injury to the reputation or business of the Company, Subsidiary or Affiliate;

(c)
any act of fraud, material misappropriation, or other dishonesty by the Employee resulting in personal gain at the expense of the Company;
(d)
willful violation of the Company’s Code of Ethical Conduct as reasonably determined by the Board or the Committee; or
(e)
the Employee’s conviction of, or plea of guilty or nolo contendre to a felony or any crime involving moral turpitude or the personal enrichment of him or her at the expense of the Company.

An individual shall be considered to have been discharged for Cause if the Company determines within 30 days after his or her resignation or discharge that discharge for Cause was warranted.

“Change of Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a sale of the Bank by the Company at a time when the Bank represents at least 50% of the assets of the Company, (iii) a merger, reorganization or consolidation or other business combination pursuant to which the Company is not the survivor of such merger, consolidation or other business combination or the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) a change in control of the Company within the meaning of the Change in Bank Control Act, 12 U.S.C. §1817(j), a transaction that requires notice under the Rules and Regulations promulgated by the Office of the Comptroller of the Currency at 12 C.F.R. §5.50 with respect to the Bank, and a transaction that requires notice to the Board of Governors of the Federal Reserve System as required by 12 C.F.R. §§ 225.11 and 225.41(b) and (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. In addition to the foregoing, and not in limitation thereof, a Change of Control shall also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the Board at the beginning of such two-year period cease for any reason to constitute at least a majority of the Board, as the case may be; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a director at the beginning of such period if such individual was elected, or nominated for election, by the Board, as the case may be, by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors.

Notwithstanding the foregoing provisions, in no event shall a reorganization of the Company or the Bank solely within its corporate structure or a second-step conversion constitute a Change of Control for purposes of the Plan.

Notwithstanding the foregoing provisions, to the extent that any payment or acceleration hereunder is subject to Code Section 409A as deferred compensation, the term Change of Control shall mean an event described in the foregoing definition of Change of Control that also constitutes a change in control event as defined in Treasury Regulation Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other Board committee designated by the Board to administer this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to this Plan, such subcommittee. The Committee must consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

“Consultant” means a consultant, advisor, or other person or entity that is not an Employee, in each case, that can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.

“Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.

“Director” means an individual elected or appointed to the Board by the stockholders of the Company or by the Board under applicable corporate law.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Employee” means any individual in an employment relationship with the Company or any Affiliate. Directors who are Employees shall be considered Employees under the Plan.

“Fair Market Value” on any date means the market price of a share of Stock:

(a)
if the Stock is listed on the NYSE (or another established stock exchanges or national market system, Fair Market Value shall be the closing sales price for such Stock as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no sales were reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or reported such other source as the Committee deems reliable;
(b)
if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for such stock as quoted on such system or by such securities dealer on the date of determination, but if no such price was reported on that date, on the last date such price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)
in the absence of an established market for the Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

“Good Reason” means, with respect to the resignation of an Employee, that such resignation is for “Good Reason” as such term (or term of like import) is expressly defined in a then-effective written employment or other agreement between the Employee and the Company, a Subsidiary or an Affiliate. In the absence of such then-effective written agreement and definition, “Good Reason” means the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the Employee by the Company, a Subsidiary, or an Affiliate for Cause:

(a) a material reduction of an Employee’s annual compensation, including, but not limited to, base salary, awards, bonuses, retirement benefits, perquisites or any other item of compensation;

(b) a material reduction in the Employee’s authority, duties and responsibilities, provided, however, that Good Reason shall not be considered to occur solely because an Employee’s authorities, duties or responsibilities, and position are reallocated to other Employees based on a good faith determination by the Company, a Subsidiary or an Affiliate that such reallocation is necessary in order for the Company, Subsidiary, or Affiliate to adequately address growth, acquisitions or expansion or changes of the business of the Company, Subsidiary, or Affiliate; or

(d)
the Company, Subsidiary, or Affiliate requiring the Employee to be based anywhere other than within 50 miles of Employee’s office location as of the Date of Grant except for requirements of reasonably required travel on the Company’s, Subsidiary’s or Affiliate’s business; provided, however, the foregoing shall not apply to Employees who work remotely for such Company, Subsidiary, or Affiliate.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a Director who is not also an Employee.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award or Restricted Stock Units subject to Section 9.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, of the Company, or any Affiliate or Subsidiary) that will be used to establish Performance Goals include, but are not limited to, the following: total shareholder return; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Stock; economic value-added; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; expense; margins; operating efficiency; customer satisfaction; earnings (loss) per share of Stock; market shares and number of customers; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including, among others, those described in management’s discussion and analysis of financial condition of operations appearing in the Company’s annual report to shareholders for the applicable year and/or in the Financial Accounting Standards Board’s authoritative guidance.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, or Performance Share Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

“Premium Exercise Price” means the exercise price, which shall be set at a premium in excess of the Fair Market Value on the Date of Grant, for the purchase of shares of Stock under a Premium Option, as described in Section 5(d) herein.

“Premium Option” means an option to purchase shares of Stock at a Premium Exercise Price, as described in Section 5(d) herein.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Restricted Stock Unit” means an Award consisting of a bookkeeping entry representing the right to receive one share of stock and representing the unfunded and unsecured obligation of the Company subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Sale Price” means the value as determined by the Committee of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Change of Control.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means an Award entitling the recipient to receive an amount equal to the difference between the Fair Market Value of a share of Stock at the time of exercise of the SAR and the exercise price.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.

“Ten Percent Owner” means an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

Section 2.
ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Committee.
(b)
Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)
to determine the number of shares of Stock to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, or a Change of Control;
(vi)
subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;
(vii)
to the extent permitted by law, the Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee;
(viii)
to the extent permitted by law, the Committee may delegate to one or more of its members or one or more officers of the Company the authority, subject to terms and conditions as the Committee shall determine, to (a) designate individuals to be recipients of Awards under the Plan and (b) determine the size of any such Awards, provided, however, that: (x) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an officer, member of the Board, or more than 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as determined by the Committee in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant, and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated; and
(ix)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(d)
Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
Section 3.
STOCK ISSUABLE UNDER THE PLAN
(a)
Stock Issuable.
(i)
General. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,920,368 shares, subject to adjustment as provided in this Section 3. The number of shares of Stock subject to Awards of Options and Stock Appreciation Rights shall not exceed 1,371,691 shares, all of which may be issued pursuant to the exercise of Incentive Stock Options. Of the 1,371,691 shares, at least 480,092 shares must be Premium Options as described in Section 5(d). The number of shares of Stock subject to Awards of Restricted Stock and Restricted Stock Units shall not exceed 548,677 shares; provided, however, that Awards of Restricted Stock and Restricted Stock Units in excess of the 548,677 share limitation may be granted, but each share of Stock covered by such an excess Award shall reduce the 891,599 share limitation for Awards of Options and Stock Appreciation Rights by 3.0 shares of Stock.
(ii)
Reissuance. For purposes of the maximum limit in Section 3(a)(i) limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise and payment of tax withholdings) shall be added back to the shares of Stock available for issuance under the Plan. Any Awards of Restricted Stock and Restricted Stock Units in excess of the 548,677 share limitation that are forfeited, canceled or otherwise terminated (other than by exercise and payment of tax withholdings) shall also increase the pool for Awards of Options and Stock Appreciation Rights by 3.0 shares of Stock. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.

In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company, or treasury shares. Awards valued by reference to Stock that may be settled in equivalent cash value will count as shares of Stock delivered to the same extent as if the Award were settled in shares of Stock.
(b)
Individual Limitations. The following individual award limitations shall apply:
(i)
no individual may be granted Awards that exceed 25% of either of the following limitations under Section 3(a)(i): (i) the maximum number of shares of Stock subject to Awards of Options and Stock Appreciation Rights; or (ii) the maximum number of shares of Stock subject to Awards of Restricted Stock and Restricted Stock Units;
(ii)
no individual may be granted Awards during any calendar year that exceed $2,500,000 ($500,000 in the case of a Non-Employee Director), based on the fair value of the Awards on the Date(s) of Grant as determined for financial reporting purposes;
(iii)
no Non-Employee Director may be granted Awards that exceed 5% of either of the following limitations under Section 3(a)(i): (i) the maximum number of shares of Stock subject to Awards of Options and Stock Appreciation Rights; or (ii) the maximum number of shares of Stock subject to Awards of Restricted Stock and Restricted Stock Units; and
(iv)
Non-Employee Directors in the aggregate may not be granted Awards that exceed 30% of either of the following limitations under Section 3(a)(i): (i) the maximum number of shares of Stock subject to Awards of Options and Stock Appreciation Rights; or (ii) the maximum number of shares of Stock subject to Awards of Restricted Stock and Restricted Stock Units.
Section 4.
ELIGIBILITY

Grantees under the Plan will be such Employees, Non-Employee Directors, or Consultants of the Company, its Subsidiaries, or Affiliates as are selected from time to time by the Committee in its sole discretion.

Section 5.
STOCK OPTIONS
(a)
Award of Stock Options. The Committee may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, which may differ among individual Awards and grantees. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(b)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant and set forth in the Option Award Agreement but shall not be less than 100% of the Fair Market Value on the Date of Grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Date of Grant. With respect to a Premium Option, the exercise price per share for the Stock covered by the Premium Option shall be greater than Fair Market Value on the Date of Grant as provided in Section 5(d) below.
(c)
Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Date of Grant.
(d)
Premium Options. Section 3(a)(i) of the Plan reserves a certain number of Options to be issued as Premium Options, which are subject to the following requirements:
(i)
5-Year Vesting. Premium Options are subject to the five-year vesting requirements of Section 11(a). Each annual tranche (20% of the Award) shall have a separate Premium Exercise Price, as described in (ii) below.
(ii)
Determination of Premium Exercise Price. The Premium Exercise Price of each share of Stock under a Premium Option shall be based on a certain premium in excess of the greater of the (x) thirty (30) day average Fair Market Value of a share or (y) Fair Market Value of a share on the Date of Grant (the greater of value is referred to herein as “Base Price”), as follows:
a.
1st Tranche (vesting on 1st anniversary of Date of Grant): 20% of the Premium Options shall have a Premium Exercise Price equal to the Base Price multiplied by 1.10;
b.
2nd Tranche (vesting on 2nd anniversary of Date of Grant): 20% of the Premium Options shall have a Premium Exercise Price equal to the Base Price multiplied by 1.12;
c.
3rd Tranche (vesting on 3rd anniversary of Date of Grant): 20% of the Premium Options shall have a Premium Exercise Price equal to the Base Price multiplied by 1.14;
d.
4th Tranche (vesting on 4th anniversary of Date of Grant): 20% of the Premium Options shall have a Premium Exercise Price equal to the Base Price multiplied by 1.16; and
e.
5th Tranche (vesting on 5th anniversary of Date of Grant) 20% of the Premium Options shall have a Premium Exercise Price equal to the Base Price multiplied by 1.18.

(e)
Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Date of Grant. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(f)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:
(i)
in cash, by certified or bank check or other instrument acceptable to the Committee;
(ii)
through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)
by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)
with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(g)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(h)
Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by Employees of other corporations who are about to become Employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.
(i)
Prohibition on Repricing of Options. No Option may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 12 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such Option.
Section 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights under the Plan.
(b)
Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the Date of Grant.
(c)
Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the Date of Grant by the Committee. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.
(e)
Prohibition on Repricing of SARs. No SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such SAR.
Section 7.
RESTRICTED STOCK AWARDS
(a)
Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards under the Plan. The terms and conditions of each such Award shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals.
(b)
Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the

Company prior to the lapse of the restrictions shall accrue and shall not be paid to the grantee until and to the extent the applicable vesting occurs, including the achievement of any Performance Goals. Unless the Committee shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.
(c)
Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement.
(d)
Vesting of Restricted Shares. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
Section 8.
RESTRICTED STOCK UNITS
(a)
Nature of Restricted Stock Units. The Committee may grant Restricted Stock Units under the Plan. The terms and conditions of each such Award shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Committee shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)
Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Code Section 409A and such other rules and procedures established by the Committee. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)
Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of the Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Committee may determine.
Section 9.
PERFORMANCE-BASED AWARDS
(a)
Performance-Based Awards. The Committee may grant one or more Performance-Based Awards in the form of a Restricted Stock or Restricted Stock Units payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.
(b)
Grant of Performance-Based Awards. With respect to each Performance-Based Award, the Committee shall select the Performance Cycle, the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different individuals.
(c)
Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Performance-Based Award. All determinations by the Committee with respect to Performance-Based Awards shall be final, binding and conclusive. The Committee may not increase during a year the amount of a Performance Grant or other performance-based award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.
Section 10.
DIVIDEND EQUIVALENT RIGHTS
(a)
Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock, Restricted Stock Units, Performance-Based Awards or as a freestanding award. Any Dividends Equivalent Right paid by the Company prior to the lapse of the restrictions shall accrue and shall not be paid to the grantee until and to the extent the applicable vesting occurs, including the achievement of any Performance Goals. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock, Restricted Stock Units or a Performance-Based Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
Section 11.
VESTING
(a)
Minimum Vesting Period. The Committee shall establish the vesting schedule to apply to any Award, which shall be set forth in the applicable Award Agreement. The minimum vesting schedule for the time-based vesting portion of each Award shall provide for vesting in five equal annual installments (twenty percent (20%) per year, beginning on the first anniversary of the Date of Grant). Notwithstanding the foregoing, substitute awards shall not be subject to the foregoing five year vesting requirement.
(b)
Effect of Termination of Employment or Cessation of Services. Subject to Section 11(c) or Section 11(d) below, in the event of a grantee’s “termination of employment” or “cessation of services” in either case within the meaning of Section 16, any Awards granted to the grantee that are not yet vested are immediately and automatically forfeited unless otherwise provided in the Award Agreement; provided, however, to the extent permitted in Section 2(b)(v), the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award. Any Restricted Shares that are forfeited pursuant to this section shall without notice to the grantee be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(c)
Effect of “Change of Control” – Employees. If an Employee’s employment with the Company, a Subsidiary or an Affiliate (or any successor of the Company, a Subsidiary or an Affiliate) is terminated without Cause or the Employee resigns for Good Reason, in either case within 12 months before or after such Change of Control (or such other period set forth in the Award Agreement):
(i)
Options and Stock Appreciation Rights outstanding as of the date of such Change of Control (or termination of employment, if later) will immediately vest upon the Change of Control (or termination of employment, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award;
(ii)
The restrictions, limitations and other conditions applicable to Restricted Stock Awards and Restricted Stock Units outstanding as of the Change of Control (or termination of employment, if later) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and

(iii)
Any Award subject to performance criteria, including but not limited to a Performance-Based Award under Section 9, shall be prorated based on the performance from the Date of Grant to the date of the Change of Control (or termination of employment, if later). The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control (or termination of employment, if later) in relation to the total number of days during the performance period. If performance cannot be measured, the vesting will be based on target performance.
(d)
Effect of “Change of Control” – Non-Employee Directors. Upon a Change of Control, the following provisions shall apply to any Awards held by a Non-Employee Director at the time of the Change of Control:
(i)
Options and Stock Appreciation Rights outstanding as of the date of such Change of Control will immediately vest upon the Change of Control, become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award;
(ii)
The restrictions, limitations and other conditions applicable to Restricted Stock Awards and Restricted Stock Units outstanding as of the Change of Control shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and
(iii)
Any Award subject to performance criteria, including but not limited to a Performance-Based Award under Section 9, shall be prorated based on the performance from the Date of Grant to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control in relation to the total number of days during the performance period. If performance cannot be measured, the vesting will be based on target performance.
Section 12.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL
(a)
Adjustment Clause. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which Awards may be made under the Plan pursuant to Section 3(a); (ii) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; and (iii) the share limitations set forth in Section 3. The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
(b)
Change of Control. If a Change of Control occurs, the Committee may, in its discretion and without limitation:
(i)
cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion; it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each share of Stock in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to a Stock Option or Stock Appreciation Right exceeds the Fair Market Value of such shares of Stock, then such Stock Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Stock Option or Stock Appreciation Right;
(ii)
substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;
(iii)
arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), in either case with appropriate adjustments as to the number and kind of equity interests and prices provided that in the case of a Non-Qualified Stock Option or a Stock Appreciation Right, the substituted or assumed Award satisfies the requirements of Treasury Regulations Section 1.409A-1(b)(5)(v)(D) or, in the case of an Incentive Stock Option, Treasury Regulations Section 1.424-1(a); and
(iv)
after giving individuals an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights. Such termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
(c)
Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the individual consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the individual consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

Section 13.
TRANSFERABILITY OF AWARDS
(a)
Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Committee Action. Notwithstanding Section 13(a), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)
Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.
(d)
Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
Section 14.
TAX WITHHOLDING
(a)
Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)
Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation or such other rate that will not cause an adverse accounting consequence or cost or violate Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation as in effect from time to time. The Committee may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee.
(c)
Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee. If an Employee files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
Section 15.
SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 16.
TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)
Termination of Employment. If a grantee ceases to be an Employee of the Company and all Subsidiaries and Affiliates, the grantee shall be deemed to have terminated employment for purposes of the Plan. For purposes of the Plan, the following events shall not be deemed a termination of employment:
(i)
a transfer of employment between the Company and a Subsidiary or an Affiliate, or from one Subsidiary or Affiliate to another, or to another related entity in connection with a reorganization of the Company or the Bank solely within its corporate structure or a second-step conversion; or
(ii)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
(b)
Cessation of Service. If a Non-Employee Director is terminated for cause, resigns or is not nominated for reelection to his or her term by the Company, Subsidiary or Affiliate, as applicable, he or she shall be deemed to have ceased his or her service relationship as a director at the time of resignation or expiration of his or her term, whichever occurs first.

Section 17.
AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 12, without prior shareholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 12.

Section 18.
STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 19.
GENERAL PROVISIONS
(a)
No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
(b)
No Distribution. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(c)
Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, or in the case of Restricted Stock, retained in the possession of the Company pursuant to Section 7(a). Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).
(d)
Requirements of Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
(e)
Shareholder Rights. Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(f)
Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Employee any right to continued employment with the Company or any Subsidiary or Affiliate.
(g)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(h)
Clawback Policy. Awards under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. As of the effective date of this Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the rules and regulations adopted by the National Association of Securities Dealers Automated Quotations in compliance therewith, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from grantee, if grantee is a current or former executive officer of the Company who received incentive-based compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Committee to be in excess of what would have been paid to the executive officer under the accounting restatement. In addition, the Company shall recover from grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002. Any Awards issued under the Plan will contain language consistent with the clawback policy in effect on the date of grant and will be subject to any changes required by law.
(i)
Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the rules and regulations promulgated thereunder. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any shares issued or transferred under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.
(j)
Section 409A. Except to the extent that Section 8(a) applies to an Award, it is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A.
(k)
Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a grantee shall not constitute a waiver of this right of offset with respect to any other amount payable to the participant or any other remedy.
(l)
Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
(m)
No Right To An Award; Other Awards. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted any Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The grant of an Award shall not confer upon the grantee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated employees, consultants, or Non-Employee Directors, or the right to receive future Awards upon the same terms or conditions as previously granted.
(n)
No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
Section 20.
EFFECTIVE DATE OF PLAN

This Plan shall become effective upon shareholder approval in accordance with applicable law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No Awards may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 21.
GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles.